EXHIBIT 99.1

Intelligent Systems Announces First Quarter 2008 Results

NORCROSS, Ga., May 15, 2008 (PRIME NEWSWIRE) -- Intelligent Systems Corporation (AMEX:INS) (www.intelsys.com) announced today the financial results for its first quarter ended March 31, 2008.

Total revenue grew to $4.7 million in the first quarter of 2008, an increase of 16 percent compared to revenue of $4.0 million in the first quarter of 2007. Net loss in the three month period ended March 31, 2008 was $1.5 million ($0.33 per basic and diluted share) compared to a net loss of $133,000 ($.03 per basic and diluted share) in the same period in 2007.

The increase in revenue reported for the first quarter of 2008 is attributed to strong sales in both domestic and international markets of the ChemFree subsidiary's SmartWasher(r) parts washer system. Offsetting part of the ChemFree revenue increase was a decline in software licenses and services sales at the Company's software subsidiaries. The Company's revenue related to software licenses tends to vary significantly from quarter to quarter based on the timing of delivery and customer acceptance of licensed software.

On April 21, 2008, the Company announced the completion of the sale of its VISaer business. The Company expects to report a gain of approximately $3.4 million on the sale transaction in the second quarter of 2008. The results reported for the first quarter of 2008 include the operating results of the VISaer subsidiary. However, in future reporting periods, the VISaer operations will be shown as discontinued operations for all periods reported.

"With the sale of VISaer, we have two core operating businesses," said J. Leland Strange, Chief Executive Officer of ISC. "ChemFree continues to build a solid, profitable business addressing both domestic and international markets. CoreCard Software is focused on delivering and supporting its transaction processing software for applications such as prepaid cards and revolving credit cards. We expect CoreCard's contribution to revenue will increase as more customer contracts are completed and recognizable under GAAP."

The Company expects to file its Form 10-QSB for the period ended March 31, 2008 with the Securities and Exchange Commission today. For additional information about the Company's reported results, investors will be able to access the Form 10-QSB on the Company's website at www.intelsys.com or at the SEC site, www.sec.gov.

About Intelligent Systems Corporation

For over thirty years, Intelligent Systems Corporation (AMEX:INS) has identified, created, operated and grown early stage technology companies. The Company has operations and investments in the information technology and industrial products industries. The Company's consolidated subsidiaries CoreCard Software, Inc. (www.corecard.com), (a software company) and ChemFree Corporation (www.chemfree.com) (an industrial products company). Further information is available on the Company's website at www.intelsys.com or by calling the Company at 770/381-2900.

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The Company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are delays in product development, undetected software errors, competitive pressures, changes in customers' requirements or financial condition, market acceptance of products and services, changes in financial markets, changes in the performance, financial condition or valuation of affiliate companies, the risks associated with investments in privately-held early stage companies, the impact of events such as rising gas prices that could impact the aviation industry and the price of certain plastics components, other geopolitical or military actions, and general economic conditions, particularly those that cause businesses to delay or cancel purchase decisions.

                CONSOLIDATED STATEMENTS OF OPERATIONS
         (in thousands, except share and per share amounts)

                                                   Three Months Ended
                                                        March 31,
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                                                    2008        2007
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 Revenue
  Products                                           $4,021     $3,086
  Services                                              683        963
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   Total revenue                                      4,704      4,049
   Total cost of revenue                              2,681      1,642
 Expenses
   Marketing                                            843        437
   General & administrative                           1,471        980
   Research & development                             1,202      1,264
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 Loss from operations                                (1,493)      (274)
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   Interest income (expense), net                        (5)        63
   Investment loss                                       --        (11)
   Equity in income of affiliate company                 25          1
   Other expense                                         (2)        (9)
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 Loss from continuing operations before tax          (1,475)      (230)
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 Income tax provision                                    12         --
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 Loss from continuing operations                     (1,487)      (133)
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 Gain on sale of discontinued operations                 --         97
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 Net loss                                           $(1,487)     $(133)
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 Loss per share continuing  operations: basic and
  diluted                                            $(0.33)    $(0.05)
 Income per share discontinued operations: basic
  and diluted                                            --       0.02
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 Net loss per share: basic and diluted               $(0.33)    $(0.03)
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 Basic weighted average common shares
  outstanding                                     4,478,971  4,478,971
 Diluted weighted average common shares
  outstanding                                     4,478,971  4,582,666
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                     CONSOLIDATED BALANCE SHEETS
                (in thousands, except share amounts)

                                                 March 31, December 31,
                                                   2008        2007
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 ASSETS                                         (unaudited)
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 Current assets:
  Cash                                            $    703    $    554
  Accounts receivable, net                           2,556       2,139
  Notes and interest receivable, current portion       550         540
  Inventories                                        1,469       1,424
  Other current assets                               2,607       2,217
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   Total current assets                              7,885       6,874
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 Long-term investments                               1,153       1,127
 Notes and interest receivable, net of current
  portion                                              221         350
 Property and equipment, at cost less accumulated
  depreciation                                       1,910       1,894
 Goodwill, net                                       2,047       2,047
 Other intangibles, net                                302         313
 Other assets, net                                      17          17
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 Total assets                                     $ 13,535    $ 12,622
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 LIABILITIES AND STOCKHOLDERS' EQUITY
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 Current liabilities:
  Line of credit                                  $  1,817    $    593
  Note payable, current portion                         93          --
  Accounts payable                                   1,646       1,482
  Deferred revenue                                   2,763       2,527
  Accrued payroll                                    1,047       1,162
  Accrued expenses and other current liabilities     1,901       1,235
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   Total current liabilities                         9,267       6,999
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 Long-term liabilities                                 229          95
 Minority interest                                   1,516       1,516
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 Stockholders' equity                                2,523       4,012
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 Total liabilities and stockholders' equity       $ 13,535    $ 12,622
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CONTACT:  Intelligent Systems Corporation
          Bonnie Herron
          770/564-5504
          bherron@intelsys.com